UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2008

 ZiLOG, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13748	13-3092996
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6800 Santa Teresa Boulevard
San Jose, California 95119
(Address of principal executive offices, including zip code)

(408) 513-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01  Regulation FD Disclosure.

On May 16, 2008, ZiLOG, Inc. (the “Company”) received an unsolicited conditional proposal from Ixys Corporation (“Ixys”) to acquire all of the Company’s common stock for $4.50 per share to be paid in an unspecified mix of Ixys stock and cash.  Consistent with its fiduciary obligations, the Company’s board of directors will evaluate the Ixys proposal carefully and promptly in the context of the Company’s strategic plan and other potential alternatives and will pursue the course of action which, in their good faith judgment, best serves in the best interests of all stockholders.

The Company is publicly releasing details of its three-year financial plan furnished herewith in order to provide its investors with greater visibility of its financial plan in a manner consistent with Regulation FD.

The investor presentation is attached as Exhibit 99.1 hereto.  The exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing for the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	99.1	ZiLOG, Inc. Investor Presentation dated May 27, 2008.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2008

ZiLOG, INC.

By:	/s/ Perry Grace
Perry Grace
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	ZiLOG, Inc. Investor Presentation dated May 27, 2008.

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